                                                CONFIDENTIAL TREATMENT REQUESTED

                                                                    EXHIBIT 10.6


                     CO-MARKETING AND INTEGRATION AGREEMENT
                     --------------------------------------

     This Co-Marketing and Integration Agreement (the "Agreement") is entered into this 15th day of December, 1997, by and between ENDEAVOR TECHNOLOGIES, INC., a Georgia corporation ("Company"), and PREMIERE COMMUNICATIONS, INC., a Florida corporation ("Premiere").

     WHEREAS, Company is engaged in, among other things, the business of promoting, selling and providing diagnostic telemedicine applications, including remote patient monitoring and physician answering services;

     WHEREAS, Premiere is engaged, directly and through its affiliates, in the business of promoting, selling and providing telecommunications services including those described below;

     NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement, the parties hereto agree as follows:

1.  DEFINITIONS:
    -----------

     (a)  Premiere Services:  "Premiere Services" for the purposes of this
          -----------------
Agreement, shall mean the following (without limitation), as and to the extent requested and received as part of the Joint Services: mobile long distance or calling card services; personal assistant services (e.g., "follow me," "call connect," and/or personal 800 services); voice-mail services; fax mail services; text to speech services; "Orchestrate" services; services offered in local markets using seven digit direct inward dialing ("DID") number. Premiere Services shall include the following (without limitation), as and to the extent requested and received as part of the Joint Services:

          (i) Premiere WorldLink Calling Card: This service offers traditional calling card services with the following enhanced features: voice-mail, fax mail, text to speech e-mail, conference calling, and access to content such as news, weather, and sports.

          (ii) Premiere Personal Assistant: This service offers all of the features included with the WorldLink Calling Card plus the following features: personal 800 numbers, personalized greetings, call connect, call forwarding, voice-mail aggregation, live CNN news feeds, and text to speech services.

          (iii) Orchestrate: This service offers all of the features of the Personal Assistant plus the following features: web interface for all voice, fax and e-mail messages, on-line contact management, fax broadcasting, web and telephone based conference calling, fax services, and cross media messaging.

          (iv) Voice Mail Services: This service includes local and 800 based voice-mail, voice-mail distribution services, fax mail, and fax distribution services.

The Premiere Services may be amended for the purpose of this Agreement, subject to sixty (60) days' advance notice, to include additional related products or services and to exclude or discontinue particular Premiere Services from time to time, provided that in such regard Premiere agrees to make available to Company and its customers all products or services Premiere offers to other comparable businesses from time to time, and provided further that Premiere agrees not to exclude or discontinue Premiere Services in any manner that would disrupt or interfere with the parties' ability to carry out the basic terms of the Joint Marketing Plan.

     (b)  Company Services:  "Company Services" shall mean services offered or
          ----------------
to be offered to customers of the Company as and to the extent requested and received as part of the Joint Services. Company Services shall include cardiac event monitoring, holter monitoring, pacemaker follow-up, and physician answering services, subject to reasonable roll-out considerations. Company Services may be amended for the purpose of this Agreement, subject to sixty (60) days' advance notice, to include additional related products or services and to exclude or discontinue particular Company Services, provided that the Company agrees not to exclude or discontinue Company Services in any manner that would disrupt or interfere with the parties' ability to carry out the basic terms of the Joint Marketing Plan.

     (c)  Joint Services:  "Joint Services" shall mean the product or services
          --------------
offered to customers of the Company or of Premiere which are Premiere Services integrated with Company Services. Joint Services may include Telecommunications Services.

     (d)  Joint Marketing Plan:  "Joint Marketing Plan" shall mean a plan to be
          --------------------
developed and mutually agreed upon by Premiere and the Company within sixty (60) days of the Effective Date (as defined in paragraph (g) below). Such Plan shall thereafter be reviewed at least once every six (6) months and amended by the parties from time to time as necessary to advance the parties' mutual planning objectives and take account of changes contemplated by this Agreement.

     (e)  Technical Integration Plan:  "Technical Integration Plan" shall mean
          --------------------------
a plan for technical integration of the Premiere Services and the Company Services, as well as delineation of the other matters specified in Section 2 hereof, to be developed and mutually agreed upon by Premiere and the Company within thirty (30) days of the Effective Date. Such Plan shall thereafter be reviewed at least once every six (6) months and amended by the parties from time to time as necessary to advance the parties' mutual planning objectives and take account of changes contemplated by this Agreement.

     (f)  Telecommunication Services:  "Telecommunications Services" shall mean
          --------------------------
mobile telecommunications services such as calling card, voice mail, text to speech e-mail, conference calling and web-based conference calling, fax services including e-mail to fax, telephonic delivery of news and information such as stock quotes, fax, pager, or voice notification of messages, and services included in Premiere's Orchestrate service. Telecommunications Services may include Premiere Services or Joint Services.

     (g)  Effective Date.  For purposes of this Agreement, the "Effective Date"
          --------------
will be the date of the parties' mutual acknowledgment that the Initial Investment has been completed as provided in Section 4(e) hereof. This Agreement will terminate, unless otherwise agreed, in the event that the Effective Date has not occurred by January 1, 1998.

2.  INTEGRATION OF PREMIERE SERVICES AND COMPANY SERVICES:  The Technical
    -----------------------------------------------------
Integration Plan will address the following issues, as well as the implementation plan for agreed-upon solutions:

A. Design deliverables to include hard and soft copies of the design document, and a detailed implementation plan.

B.  Integration of the Company's call center with Premiere Services.

C. Design and integration of the Company's Internet/Extranet strategies and services with the Joint Services.

D. Integration of the Endeavor 2000 platform to work seamlessly with the Orchestrate system.

The parties acknowledge that Premiere has devoted substantial time and effort toward the technical development and integration of Company Services with the Orchestrate platform through the date hereof, and the Company shall pay Premiere a flat fee of $350,000 for its development and integration services. Such fee shall be payable on a percentage of completion basis, $250,000 upon execution of this Agreement, and $100,000 on December 31, 1997.

     (a)  Premiere Obligations:  Premiere shall use all commercially reasonable
          --------------------
efforts, in consultation with the Company, to develop an environment, platform and means by which all existing and new customers of the Company Services are introduced to and given the opportunity to register for and use the Joint Services. Pursuant to the Technical Integration Plan and Joint Marketing Plan (as applicable), Premiere shall:

          (i) Registration: Provide technical integration and assistance required for Company customers to register for the Joint Services on-line and by telephone, as more fully set forth in the Technical Integration Plan;

          (ii) Staffing: Assign engineering and project management staff reasonably required to create and deliver the Joint Services, as more fully set forth in the Technical Integration Plan; and

          (iii) Equipment: Procure telecommunications, computer or other equipment required to permit customers of the Company to register for and use the Joint Services, as more fully set forth in the Technical Integration Plan;

          (iv) Maintenance: Maintain all equipment and telecommunications transport facilities, such as T1s, switching facilities, and other equipment required to reasonably accommodate all traffic generated by the Joint Services, as more fully set forth in the Technical Integration Plan. Also Premiere will maintain all equipment, services, databases, internet transport facilities, and other equipment necessary to reasonably accommodate all traffic generated by the Joint Services based on reasonable saturation and peak load standards, as more fully set forth in the Technical Integration Plan;

          (v) Customer Service: Staff and train customer service representatives to register and support customers of the Company who purchase and use the Joint Services in such instances where the parties have determined in the Joint Marketing Plan that Premiere is to provide customer support for telecommunications aspects of the Joint Services;

          (vi) Billing and Collection: Bill and collect fees incurred by customers of the Joint Services in such instances where the parties have determined in the Joint Marketing Plan that Premiere is responsible for billing and collection services; and

          (vii) Sharing of Data: Provide access to data that the Company reasonably requests for its business purposes, including (without limitation) for planning and for its audits of the number of customers who register for the Joint Services and the charges which are incurred by their use of the Joint Services.

     (b)  Company Obligations:  The Company shall provide reasonable
          -------------------
cooperation to assist Premiere in its obligation hereunder to create and maintain an environment, platform, and means by which the Joint Services are introduced to and promoted to all existing and new customers of Company Services. Pursuant to the Technical Integration Plan and Joint Marketing Plan (as applicable), the Company shall:

          (i) Registration: Cooperate with Premiere's efforts to provide technical integration and assistance required for Company customers to register for the Joint Services on-line and by telephone, as more fully set forth in the Technical Integration Plan;

          (ii) Staffing, Equipment and Maintenance: Provide staffing, equipment and maintenance, as more fully set forth in the Technical Integration Plan. Such obligation shall include Company's responsibility for the design, development, installation and maintenance of the Company's Call Center;

          (iii) Billing and Collection: Bill and collect fees incurred by customers of the Company Services and the Joint Services and remit the fees for services in the amounts specified in Section 4(a) hereof to be paid monthly to Premiere on a "net 10" basis, as more fully described below and in the Joint Marketing Plan;

          (iv) Customer Service: Staff and train customer service representatives to support the Joint Services, in such instances where the parties have determined in the Joint Marketing Plan that the Company is to provide customer support for the Joint Services; and

          (v) Sharing of Data: Provide access to data upon Premiere's reasonable request regarding customers' use of the Joint Services and the promotion of the Joint Services, such as the number of hits to web pages served by the Company, data required for billing and collection, and customer profiles to the extent determined in the Joint Marketing Plan, use of which shall be limited to carrying out Premiere's responsibilities under this Agreement.

3.  MARKETING AND PROMOTION OF THE JOINT SERVICES:  Within sixty (60) days of
    ---------------------------------------------
the Effective Date, the Company and Premiere will create a Joint Marketing Plan to introduce and promote the Joint Services.

     (a)  Premiere Obligations:  Premiere's rights and responsibilities, as more
          --------------------
specifically set forth in the Joint Marketing Plan, shall include, but not be limited to:

          (i) Consultation: Premiere will consult with and advise the Company regarding strategies for marketing, selling, and supporting the Joint Services, both directly and through various third party channels;

          (ii) Resources: Premiere will make certain marketing and creative resources, such as professional design and co-branding services, available to the Company to assist the Company in marketing the Joint Services, provided that the cost of such resources shall be shared as provided in the Joint Marketing Agreement; and

          (iii) Fulfillment: Premiere shall work with the Company to design mutually agreeable fulfillment materials and shall bear the cost of designing, creating and delivering the fulfillment materials which relate to the first seven months of offering the Joint Services. Premiere and the Company shall agree on any expenditures before they are incurred.

     (b)  Company Obligations:  The Company's rights and responsibilities, as
          -------------------
more specifically set forth in the Joint Marketing Plan, shall include, but not be limited to:

          (i) Channels and Strategies: In consultation with Premiere, the Company agrees to use commercially reasonable efforts to employ, or to permit Premiere to employ, the following marketing strategies to promote the Joint
Services:

               (1)  Direct Sales:  Promote the Joint Services with all
                    ------------
appropriate direct and indirect sales personnel deployed in selling the Company Services and in registering customers for the Company Services;

               (2)  Web Site:  Promote the Joint Services on all appropriate
                    --------
web sites which describe the Company Services and are used to register customers for the Company Services;

               (3)  Direct Mail:  Promote the Joint Services using an
                    -----------
appropriately branded direct mail package, including, in certain cases, a membership card branded for the Joint Services;

               (4)  Partner Programs:  When, and if, commercially reasonable,
                    ----------------
introduce its strategic partners to the Joint Services and the Telecommunications Services.

          (ii) Company Services: If permitted by law, introduce the Joint Services to all newly acquired and existing customers of the Company Services as follows:

               (1)  Newly Acquired Customers:  The Company shall introduce and
                    ------------------------
promote the Joint Services to all newly acquired customers (but not necessarily patients) during the registration process and in any fulfillment information (either physical or electronic) sent to the customer.

               (2)  Existing Customers:  The Company shall introduce and
                    ------------------
promote the Joint Services to all existing customers of the Company at such time deemed appropriate by the Company.

4.   FINANCIAL ARRANGEMENTS:
     ----------------------

     (a)  Company's Obligations:
          ---------------------

          (i)  Per Account Charges:  Company shall remit to Premiere, a flat
               -------------------
monthly rate per active account, as follows. Company will pay Premiere *** US dollars ($***) per active account per month for fully enhanced services without local voice mail; *** US dollars ($***) per active account per month for fully enhanced services to include local voice mail; and ***US dollars ($***) per active account per month for fully enhanced services to include local voice mail with decision tree processing capabilities.

          (ii) Transaction Charges:  Company shall remit to Premiere $*** per
               -------------------
minute for each minute of Telecommunications Services to be charged to accounts.


          (iii)  Ramp-Up Schedule:  Premiere shall be entitled to receive
                 ----------------
payment for the above charges subject to minimum payment commitments, which commitments shall begin ninety (90) days after the Company's move to the Lenox Building Fourth Floor facilities and shall increase by $10,000 per month to $80,000 per month in the eighth month to continue at the $80,000 per month level thereafter.

          (iv) General:  Company reserves the right to determine actual charges
               -------
for customers in its discretion. Premiere shall, if reasonably feasible, make available all inbound and outbound 800 and other long distance services to be used by the Company at Premiere's "pass through" cost (plus any required taxes or regulatory fees). An "active account" for purposes of this Agreement is an account receiving Joint Services. The Company bears sole risk of collection for delinquent accounts, except to the extent the delinquency results from

----------------
*** Omitted pursuant to a request for confidential treatment and filed separately with the Commission.

service problems caused by Premiere, and provided that the Company can terminate service for delinquent accounts immediately on request. For accepting such risk, the Company will receive a concession of 2% of gross charges. Demonstration, promotional, or reduced rate accounts shall not be subject to the foregoing minimum account charges provided they are approved in advance in writing by Premiere. Premiere hereby represents and warrants that the charges provided for herein are equal to or lower than any rates offered by Premiere to any other entity serving the same or similar markets as Company with similar volume and term commitments. If the rates provided for herein, at any time during the term of this Agreement, exceed any rates offered by Premiere to an entity providing services to the same or substantially similar markets as Company, then Premiere shall promptly notify Company of the terms of the contract containing such lower rates, addressing (A) services provided, (B) volume commitments, (C) service levels, (D) term, and (E) termination rights. Company may within thirty (30) days following receipt of notice of such contract, elect by giving notice to Premiere to have the more favorable rates in such contract substituted for the rates provided for herein, effective as of the date of such contract; provided, Company also agrees to substitute the provisions set forth in items (A) through (E) above in such contract for those set forth herein.

     (b)  Payment:  Payment of charges as set forth in paragraph (a) above
          --------
shall be due within ten (10) days after Company's receipt from Premiere of the call detail report (CDR) for an applicable service month and a statement from Premiere setting forth the charges.

     (c)  Conditions:  Prior to the introduction and promotion of a Program (as
          ----------
defined below), (i) the features of the Joint Services shall be defined to Premiere's and Company's satisfaction, and (ii) Company's and Premiere's service delivery capabilities shall meet the minimum operation standards and performance expectations of both parties. Minimum performance criteria shall be developed and mutually agreed upon within thirty (30) days of the Effective Date. Such criteria shall thereafter be reviewed at least once every six (6) months and amended by the parties from time to time to take account of reasonable industry standards.

     (d)  Programs:  The parties acknowledge that they intend to test market the
          --------
Joint Services through various promotional approaches and channels to be further described in the Joint Marketing Plan. All service offerings, marketing and marketing initiatives for the Joint Services provided for in the Joint Marketing Plan shall be deemed to be a "Program" hereunder. The parties agree to consider revisions to the Joint Marketing Plan no less frequently than once every six (6) months. In all events, each party agrees to maintain a level of service and quality consistent with reasonable and customary industry standards, to be more specifically addressed in the Joint Marketing Plan and Technical Integration Plan. All promotional materials (including without limitation, solicitation, fulfillment, customer service and retention materials) developed by the parties pursuant to the Joint Marketing Plan are referred to herein as "Promotional Materials."

     (e)  Marketing of Joint Services:  The Company hereby commits that it shall
          ---------------------------
spend Seven Hundred Fifty Thousand Dollars ($750,000) to be used for the promotion of the Joint

Services. These funds shall be used for direct sales and marketing, telemarketing, direct mail, and other marketing or promotion campaigns in accordance with the Joint Marketing Plan.

     (f) Technical Development:  The Company shall pay to Premiere One Hundred
         ---------------------
Thousand Dollars ($100,000) for its services in connection with the technical and other integration required to permit the promotion, sale, and delivery of the Joint Services pursuant to the Technical Integration Plan. Premiere shall provide to Company a privately branded "Endeavor" Orchestrate product by December 31, 1997. In addition, Premiere shall provide the services necessary to deliver to the Company by January 31, 1998 a privately branded "Endeavor" Orchestrate product with a seamless link to the Company's web site with corresponding IVR voice interface, and decision tree, operator out and call transfer capabilities. The Company shall separately engage its own engineering resources to design, develop and install the Company's call center, at Company's sole expense, in Premiere's current Fourth Floor facilities (the "Call Center"). Premiere will provide the Company access to and use of Premiere's facilities and support personnel for such purpose when and as reasonably required, on reasonable notice, during normal business hours. The $100,000 fee shall be paid upon completion of the material requirements of the Technical Integration Plan.

     (g) Real Estate; Call Center:  Subject to procurement of required consent
         ------------------------
of the lessor, Premiere shall sublease to the Company the Fourth Floor of the Lenox Building at 3399 Peachtree Road NE and shall lease or sublease, as applicable, to the Company certain furniture, fixtures and equipment for charges and on the terms and conditions set forth in the Sublease Agreement and Equipment Lease pertaining thereto. If the lessor's consent is not obtained, this Agreement shall nevertheless remain in full force and effect.

5.   EXCLUSIVITY; NON-SOLICITATION:
     -----------------------------

     (a)  Company:  During the term of this Agreement, to the extent Premiere
          --------
can reasonably meet the requirements of applicable customers for Telecommunications Services as determined by market, type of service and territory, the Company agrees to use Premiere as its exclusive provider of Telecommunications Services to its customers which utilize the Company Services, except for wireless communications.

     (b)  Premiere:  For the first six (6) months after the beginning of the
          ---------
roll-out of the Joint Services, Premiere will not enter into a substantially similar technical and marketing venture with another company or group of companies targeting substantially the same healthcare-related market as the Company is targeting without first giving the Company the right to sponsor the proposed arrangement. In addition, during the term of this Agreement, Premiere agrees not to solicit healthcare-related customers of the Company for purposes of offering Joint Services independent of the Company.

6.   LIMITATION OF LIABILITY:
     -----------------------

     (a) NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, IN NO EVENT SHALL EITHER PARTY BE LIABLE, DIRECTLY OR INDIRECTLY, FOR SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES, REGARDLESS

OF CAUSE OF ACTION, ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE PERFORMANCE THEREOF, EVEN IF THE PARTY WAS AWARE OF AND WAS NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

     (b)  Accuracy of Data:  As part of the Joint Services, each party shall be
          -----------------
responsible for the accuracy and completeness of the data and information submitted by it to the other party and for any errors in and with respect to data and information submitted to the other party. Each party shall promptly correct any known errors or inaccuracies in the data or information prepared by it and submitted to the other party.

     (c)  Survival:  The provisions of this Section shall survive the
          ---------
termination or expiration of this Agreement.

7.   PUBLICITY:  Neither party shall refer to or identify the other party, such
     ---------
other party's parent, subsidiaries or affiliates, or the respective products or services of any of them, in advertising, promotional activity or publicity release relating to any Program without securing the prior written consent of such other party, such consent not to be unreasonably withheld. The foregoing applies equally to materials whether or not they relate to the Joint Services.

8.   CONFIDENTIALITY:
     ---------------

     (a) As used herein, "Confidential Data and Information" shall mean any information, data, or materials obtained by one party to this Agreement (the "Receiving Party") from, or disclosed to such party by, the other party or its customers (the "Disclosing Party"), which information, data, or materials relate to a Program or to the past, present, or future business activities of the Disclosing Party or any of its subsidiaries, affiliates, or clients, including methods, processes, telephone conversations, financial data, systems, customer names, account numbers, and other customer data, lists, statistics, programs, and research and development. For such purpose, Confidential Data and Information of Premiere will include information generally related to Premiere's telecommunications services and facilities and information pertaining to customers of Premiere not receiving Company Services; Confidential Data and Information of Company will include information generally related to the Company Services and customers receiving the Company Services (alone or integrated as Joint Services). Confidential Data and Information shall not include, however, such information as: (i) is previously known to the Receiving Party, free from any obligation to keep it confidential which Receiving Party can demonstrate through written records; (ii) is lawfully publicly disclosed either prior to or subsequent to the Receiving Party's receipt of such information in such manner as can be readily ascertained by the Receiving Party without substantial effort and expense; (iii) is lawfully obtained by the Receiving Party from a third party who, in making such disclosure, breaches no obligation of confidence; or
(iv) is independently developed by the Receiving Party which Receiving Party can demonstrate through written records.

     (b) With respect to each party's access to customer files and related customer data of the other party (the "Files"), each party specifically acknowledges the importance of maintaining the security and confidentiality of the Files, and agrees to take whatever commercially reasonable steps are necessary to prevent the unauthorized transfer, disclosure to, or use of the Files by any person or entity not a party to this Agreement.

     (c) The Receiving Party shall not disclose, publish, release, transfer, or otherwise make available Confidential Data and Information of the Disclosing Party in any form to, or for the use or benefit of, any person or entity without the Disclosing Party's prior written consent. Each party, however, shall be permitted to disclose relevant aspects of the other party's Confidential Data and Information only to its officers, employees, directors, legal counsel, accountants, financial advisors, lenders and similar professionals on a need to know basis to the extent that such disclosure is reasonably necessary for the performance of their duties and obligations under the Agreement and such recipients; provided, that such party shall take all reasonable measures to ensure that Confidential Data and Information of the other party is not disclosed or duplicated in contravention of the provisions of this Agreement by such recipients. Each party agrees to ensure that the terms and conditions of this Agreement are strictly adhered to by all of its employees and any third-party representative. The obligations shall not restrict any disclosure by either party mandated by any applicable law, or by order of any court or government agency (provided that the party so disclosing shall give prompt notice to the other party of such order).

     (d) The Receiving Party shall: (i) notify the Disclosing Party promptly of any material unauthorized possession, use or knowledge, or attempt thereof, of the Disclosing Party's Confidential Data and Information by any person or entity which may become known to such Receiving Party and encourage its employees to do the same, (ii) promptly furnish to the Disclosing Party full details of the known unauthorized possession, use or knowledge, or known attempt thereof, and use reasonable efforts to investigate any unauthorized possession, use or knowledge, or attempt thereof, of Confidential Data and Information,
(iii) use reasonable efforts to cooperate with the Disclosing Party in any litigation and investigation against third parties deemed necessary by the Disclosing Party to protect its proprietary rights, and (iv) promptly use all reasonable efforts to prevent a recurrence of any such unauthorized possession, use or knowledge of Confidential Data and Information. Each party shall bear the cost it incurs as a result of compliance with the requirements set forth in these paragraphs.

     (e) Each party reserves the right to monitor access to Confidential Data and Information to prevent the improper or unauthorized use of such Confidential Data and Information. Such monitoring may include, but is not limited to, on-site inspection of the other party's locations providing the Joint Services at any time during normal business hours.

     (f) The Receiving Party agrees that if there is any wrongful disclosure of the Confidential Data and Information by its employees, it will take reasonable steps to enforce for the Disclosing Party's benefit through litigation, if necessary, subject to the Disclosing Party's reasonable instructions, all rights provided under law to protect the Disclosing Party from such or any additional disclosure.

     (g) The Receiving Party agrees that if it or its officers, employees or anyone obtaining access to the proprietary information of the Disclosing Party by, through or under it, breaches any provision of this Section, such other party would suffer irreparable harm and the total amount of monetary damages for any injury to the Disclosing Party from any violation of this Section would be impossible to calculate and would therefore be an inadequate remedy. Accordingly, the Receiving Party agrees that the Disclosing Party shall be entitled to temporary and permanent injunctive relief against the breaching party, its officers or employees, and such other rights and remedies to which the Disclosing Party may be entitled to at law, in equity and under this Agreement for any violation of this Section.

     (h) The provisions of this Section shall survive the termination or expiration of this Agreement for a period of two years.

9.   QUALITY OF CUSTOMER SERVICE:  Each party shall have the right, with
     ----------------------------
reasonable notice, to monitor periodically the quality of the other party's obligations to provide customer service as set forth herein and in the Joint Marketing Plan.

10.   NOTICES:  All notices, consents, requests, instructions, approvals, and
      -------
other communications made, required or permitted hereunder (each herein, a "Notice") shall be given in writing and delivered to the receiving party to its respective address set forth below (i) by personal delivery to a responsible officer of such party, (ii) by certified or registered mail (return receipt requested), (iii) by a nationally recognized courier service or (iv) by facsimile transmission (such to be confirmed by mail). The effective date of such Notice shall be deemed to be the date upon which any such Notice is personally delivered or, if it is given by mail, courier service or facsimile transmission, the date upon which it is received by the addressee. Any party hereto may change its address set forth below by written notice to the other party hereto in accordance with the terms of this Section 10.

If to Premiere:

Premiere Communications, Inc.
3399 Peachtree Road NE
Lenox Building, Suite 400
Atlanta, GA 30326
Attn:  Mr. Gregg Freishtat

With a copy to Mr. Patrick G. Jones, Esq., at the same address.

To change, upon occupancy of the Lenox Building by Company, to Suite 700
---------

And with a copy to:

Alston & Bird LLP
One Atlantic Center
1201 Peachtree St.
Atlanta, GA  30309-3424
Attn:  Ms. Janine Brown, Esq.

If to the Company:

ENDEAVOR TECHNOLOGIES, INC.
1100 Lake Hearn Drive, Suite 310
Atlanta, Georgia  30342-1524
Attn: Mr. Jeffrey T. Arnold

To change, upon occupancy of the Lenox Building by Company, to:
---------

3399 Peachtree Road, N.E.
Lenox Building, Suite 400
Atlanta, Georgia  30326
Attn:  Mr. Jeffrey T. Arnold

With a copy to:

Nelson Mullins Riley & Scarborough, LLP
First Union Plaza, Suite 1400
999 Peachtree St.
Atlanta, GA  30309
Attn:  Mr. Glenn W. Sturm, Esq.

Each party may change its address for receiving Notices under this Agreement by Notice pursuant to this Section.

11.   WARRANTIES: Each party represents and warrants that it is under no
      ----------
obligation or restriction which would prohibit it from entering or performing this Agreement, or cause it to be in breach of this Agreement. Each party to this Agreement represents and warrants to the other party that this Agreement, when signed on behalf of a party, constitutes the legal, valid and binding obligation of such party enforceable in accordance with its terms.

12.   REPORTS:  In addition to the reporting requirements set forth elsewhere in
      --------
this Agreement, each party shall provide the other party with such other reports as reasonably requested in order to facilitate each party's obligations under this Agreement and the Joint Marketing Plan and the Technical Integration Plan.

13.   TERM AND TERMINATION:
      --------------------

      (a)  Term; Renewal Term; Third Party Offers:  This Agreement shall take
           --------------------------------------
effect on the Effective Date, and shall continue until January 31, 2001. Thereafter, this Agreement shall automatically renew for successive one-year periods (each, a "Renewal Term") unless either party gives the other written notice of termination at least one hundred eighty (180) days prior to the expiration of the Initial Term or Renewal Term then in effect.

     (b)  Termination for Breach:  Upon a material breach of any provision of
          ----------------------
this Agreement, the non-breaching party shall give notice of such breach to the breaching party.

The breaching party shall have sixty (60) days from the receipt of said notice to cure the breach described in the notice. If the breach is not cured within said sixty (60) day period, the non-breaching party shall have the right, thereafter, to terminate this Agreement by giving written notice thereof to the breaching party.

     (c)  Termination on a Change of Control of the Company:  In the event of
          -------------------------------------------------
a sale or disposition of all or substantially all of the assets of the Company to, a sale or disposition of sufficient stock (other than pursuant to a public offering) of the Company to effect a change in control to, or a merger or consolidation of the Company with, any Premiere Competitor, Premiere may terminate this Agreement immediately. A "Premiere Competitor" shall mean any company whose primary business is to provide one or more Telecommunication Services in competition with Premiere.

     (d)  Termination for Insolvency:  Upon notice, either party may terminate
          --------------------------
this Agreement with immediate effect: (1) upon the institution by the other party of proceedings to be adjudicated a bankrupt or insolvent, or the consent by the other party to institution of bankruptcy or insolvency proceedings against it or the filing by the other party of a petition or answer or consent seeking reorganization or release under the Federal Bankruptcy Act, or any other applicable Federal or state law, or the consent by the other party to the filing of any such petition or the appointment of a receiver, liquidator, assignee, trustee, or other similar official of the other party or of any substantial part of its property, or the making by the other party of an assignment for the benefit of creditors; (2) if, within 60 days after the commencement of an action against the other party seeking any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar relief under any present or future law or regulation, such action shall not have been dismissed or all orders or proceedings thereunder affecting the operations or the business of the other party stayed, or if the stay of any such order or proceeding shall thereafter be set aside; or if, within sixty (60) days after the appointment without the consent or acquiescence of the other party of any trustee receiver or liquidator or similar official of the other party, or of all or any substantial part of the property of the other party, such appointment shall not have been vacated.

     (e)  Cross-Termination:  In the event of termination of the Equipment
          -----------------
Sublease between the parties, then either party, provided it is not responsible for a default causing such termination, shall have the right to terminate this Agreement upon written notice to the other party, which termination shall be effective on the date on which such other agreement terminates, unless the parties mutually agree to another effective date. The parties' inability to give effect to the Equipment Lease and/or Sublease as a result of failure to obtain the lessor's consent, or the expiration of such agreements in accordance with their terms shall not be considered a termination for such purpose.

     (f)  Effect of Termination:  Termination or expiration of this Agreement
          ---------------------
not relieve the parties of any liability which accrued hereunder prior to the effective date of such termination nor preclude either party from pursuing all rights and remedies it may have hereunder or at law or in equity with respect to any breach of this Agreement. In addition, the following provisions shall survive any termination or expiration of this Agreement: Section 4 (Financial Agreements), Section 6 (Limitation of Liability), Section 7 (Publicity), Section 8

(Confidentiality), Section 14 (Proprietary Rights), and Section 17 (Miscellaneous). Following termination of this Agreement, Premiere shall provide the Company with reasonable assistance to permit the Company to remove and re-use Company assets, retrieve copies of files and other Confidential Data and Information of the Company, and provide technical support for any necessary transition or cut-over in service, provided that Company shall reimburse Premiere for its reasonable out-of-pocket expenses. The Company's obligations under Section 5 shall be abated as necessary to prepare for or effect such transition; Premiere's obligations under Section 5 shall continue, notwithstanding termination of this Agreement, until such transition is complete.

14.  PROPRIETARY RIGHTS:  For purposes of this Agreement,"Developed Materials"
     ------------------
mean all inventions, methods, techniques, works or authorship, computer software, computer upgrades, computer programs, service providers, vendors information, training materials, telemarketing scripts, computer screens, reports, data, any other proprietary or confidential information, including corresponding intellectual property rights, made, created, developed or written with respect to the subject matter of this Agreement through cooperation, collaboration or joint efforts of the parties hereto. Whenever possible, the parties shall agree on their relative ownership and rights with respect to Developed Materials in connection with joint plans, funding commitments, or similar cooperative work efforts before they are effected. If not otherwise agreed, then, in the event Developed Materials do not pertain solely to only one party's business, then such Developed Materials shall be deemed the joint property of Premiere and the Company. Developed Materials shall be deemed Confidential Data and Information of one or both parties in accordance with their ownership rights therein and shall accordingly be subject to the confidentiality provisions of this Agreement. Notwithstanding the foregoing, in all events Files and Confidential Data and Information of the Company shall be the Company's property.

15.  ASSIGNMENTS:  This Agreement shall be binding upon and inure solely to the
     -----------
benefit of the parties hereto and their respective successors and permitted assigns. This Agreement may not be assigned by either party hereto without the prior written consent of the other party hereto, provided that either party may, without the other party's consent, assign this Agreement and all rights and obligations hereunder to a qualified affiliate or subsidiary.

16.  GEORGIA LAW:  This Agreement shall be governed by and construed in
     -----------
accordance with the laws of the State of Georgia applicable to agreements entirely made and performed within the State. Company and Premiere hereby consent to the jurisdiction of the state and federal courts sitting in the State of Georgia.

17.  MISCELLANEOUS:
     -------------

     (a) No party shall be liable for a delay in the performance of its obligations and responsibilities under this Agreement due to causes beyond its control, including, but not limited to, prohibitions or requirements of applicable laws, failures or delays in transportation or communication, failure or substitutions of equipment, labor disputes, accidents, shortages of labor, fuel, raw materials or equipment or technical failures, provided that the delayed party has taken reasonable measures to notify the other, in writing, of the delay. The time for completion of any obligation to which this provision applies shall be extended for a period equivalent to the delay.

     (b) No failure or delay (in whole or in part) on the part of any party to exercise any right or remedy shall operate as a waiver thereof, nor affect any other right or remedy. All rights and remedies hereunder are cumulative and are not exclusive of any other rights or remedies provided hereunder or by law.

     (c) If any provision contained in this Agreement is or becomes invalid, illegal, or unenforceable in whole or in part, such invalidity, legality, or unenforceability shall not affect the remaining provisions and portions of this Agreement.

     (d) This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior or contemporaneous oral or written understanding or agreements among the parties which relate to the subject matter hereof. No modification or amendment of this agreement or any of its provisions shall be binding upon any party unless made in writing and duly executed by authorized representatives of the parties.

     (e) This Agreement may be executed in any number of counterparts, each of which shall constitute an original, but all of which together shall constitute one instrument notwithstanding that all parties are not signatories to the same counterparts.

IN WITNESS WHEREOF, Premiere and Company, intending to be legally bound by the terms of this Agreement, have caused this Agreement to be executed by their duly authorized representatives.

PREMIERE COMMUNICATIONS, INC.


By:    /s/ Patrick G. Jones
       ------------------------
Name:  Patrick G. Jones
       ------------------------
Title: Senior Vice President
       ------------------------


ENDEAVOR TECHNOLOGIES, INC.


By:    /s/ W. Michael Heekin
       ------------------------
Name:  W. Michael Heekin
       ------------------------
Title: Chief Operating Officer
       ------------------------